Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment to Registration Statement on No. 002-67004 Form N–1A of our reports dated September 12, 2024, relating to the financial statements and financial highlights of Fidelity Advisor Global Real Estate Fund and Fidelity Advisor Real Estate Fund and our report dated September 17, 2024, relating to the financial statements and financial highlights of Fidelity Advisor Biotechnology Fund, Fidelity Advisor Consumer Discretionary Fund, Fidelity Advisor Energy Fund, Fidelity Advisor Financials Fund, Fidelity Advisor Health Care Fund, Fidelity Advisor Industrials Fund, Fidelity Advisor Semiconductors Fund, Fidelity Advisor Technology Fund, and Fidelity Advisor Utilities Fund, (the financial statements and financial highlights for Fidelity Advisor Health Care Fund have been consolidated), each a fund of Fidelity Advisor Series VII, appearing in the Annual Reports on Form N-CSR of Fidelity Advisor Series VII for the year ended July 31, 2024, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP
Boston, Massachusetts
September 19, 2024